EXHIBIT 10.49
RELEASE
YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE. YOUR SIGNATURE MUST BE NOTARIZED.

This Release (the “Release”) is entered into knowingly and voluntarily on the date specified on the signature page hereto by David B. Blake (“Employee”), in favor of Cliffs Natural Resources Inc. and its affiliates identified in Section II.A, below (collectively, the “Company”).
RECITALS
A.    Employee and the Company have previously entered into that certain Severance Agreement, dated August 21, 2013 (the “Severance Agreement”).
B.    Employee’s employment with the Company as the Senior Vice President of Eastern Canadian Operations terminated as of October 31, 2013 (the “Termination Date”).
C.    Employee is entitled to certain “Payments” and “Benefits” (as each such term is defined in the Severance Agreement) subject to, among other things, Employee’s execution and non-revocation of this Release.
D.    Employee and the Company desire to settle fully and finally any and all differences between them which have arisen, or may arise, out of the employment relationship and/or the termination of that relationship in the future.
AGREEMENT
I.    REPRESENTATIONS AND WARRANTIES
Employee understands, acknowledges and agrees that:

•	Employee has the sole right and exclusive authority to execute this Release.

•	The Company is not obligated to pay, and will not pay, to Employee any Payment or Benefits under the Severance Agreement until this Release has become effective.

•	Employee executes this Release knowingly and voluntarily, in order to induce Company to provide the Benefits under the Severance Agreement.

•	Employee has not sold, assigned, transferred, conveyed or otherwise disposed of any of the claims, demands, obligations or causes of action referred to in this Release.

•	No other person or entity has an interest in the claims, demands, obligations or causes of action referred to in this Release.

•	The Benefits that Employee will receive under the Severance Agreement in exchange for executing this Release is in addition to anything of value to which Employee is already entitled.

•
The Benefits provided for in the Severance Agreement are the only consideration that Employee ever will receive from the Company or any Released Parties (as defined below) for any and all claims, demands, obligations or causes of action released by this Release.

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The Payments provided for in the Severance Agreement are not intended to be provided in addition to any payments or benefits that may now be due or in the future become due or payable to Employee under the Worker Adjustment and Retraining Notification (“WARN”) Act (if applicable). Therefore, if WARN Act payments are or become due to Employee, any Payment made under the Severance Agreement in excess of one Month’s Base Pay, up to the full amount necessary to satisfy such obligation, shall be treated as having been paid in satisfaction of any such obligation, and the rest of the Benefits shall be treated as having been given in exchange for the other terms and obligations of this Release.

•
This Release and its terms shall not be construed as an admission of any liability whatsoever on the part of the Company or any other Released Parties described in this Release, by which/whom any liability is and always has been expressly denied.

•
As of the date of execution of this Release, Employee has not filed any administrative charges or lawsuits arising out of or relating to his employment with the Company or the separation of that employment.

•	As of the date of execution of this Release, Employee has no work-related injury and is medically stationary with no impairment of earning capacity.
II.    RELEASE
A.    Employee, for himself, and his marital community (if any), agents, heirs, executors, administrators, and assigns, hereby knowingly and voluntarily fully releases and forever discharges from any and all agreements, debts, claims, demands, actions, judgments, causes of action, and liabilities of every kind or nature, known or unknown, that Employee, individually or as a member of a class, ever had or now has, the following (referred to as the “Released Parties”):

•	Cliffs Natural Resources Inc.;

•	Cliffs North American Coal LLC;

•	Pinnacle Mining Company, LLC;

•	Oak Grove Resources, LLC;

•	Cliffs Logan County Coal LLC;

•	Cliffs Quebec Iron Mining Limited;

•	The Bloom Lake Iron Ore Mine Limited Partnership;

•	Cliffs Canadian Shared Services Inc.;

•	Northshore Mining Company;

•	Silver Bay Power Company;

•	Tilden Mining Company LC;

•	Empire Iron Mining Partnership;

•	Cliffs Mining Company;

•	Hibbing Taconite Company Joint Venture;

•	United Taconite LLC;

•	The Cleveland-Cliffs Iron Company;

•	Cliffs Mining Services Company;

•	Lake Superior & Ishpeming Railroad Company;

•	Wabush Iron Co. Ltd.;

•	Wabush Mines Joint Venture;

•	Cliffs International Management Company LLC;

•	Cliffs Sales Company;

•	Cliffs Natural Resources Exploration Ltda.;

•	Cliffs Natural Resources Pty Ltd;

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All affiliates of Cliffs Natural Resources Inc. not already listed above, including any corporation or other entity which is controlled by or under common control with Cliffs Natural Resources Inc., or which is in the same affiliated service group or otherwise required to be aggregated with Cliffs Natural Resources Inc. under Sections 414 or 1563 of the Internal Revenue Code;

•	All current or former owners, officers, directors, shareholders, members, employees, managers, agents, attorneys, partners and insurers of the above entities; and

•	The predecessors, successors, and assigns of the above entities and individuals and the spouses, children, and family members of the individuals.
B.    Without limiting the generality of this Release, Employee acknowledges and agrees that this Release is intended to bar every claim, demand, and cause of action, including without limitation any and all claims arising under:

•	The federal Civil Rights Acts of 1866, 1871, 1964 and 1991 and all similar state civil rights statutes;
•The Employee Retirement Income Security Act of 1974;
•The Fair Labor Standards Act;
•The Rehabilitation Act of 1973;
•The Occupational Safety and Health Act;
•The Mine Safety and Health Act;
•The Health Insurance Portability and Accountability Act;
•The Age Discrimination in Employment Act;
•The Older Workers Benefit Protection Act;
•The Americans with Disabilities Act;
•The National Labor Relations Act;
•The Family and Medical Leave Act;
•The Equal Pay Act;
•The Worker Adjustment and Retraining Notification Act;
•The Lilly Ledbetter Fair Pay Act;
•The Ohio Civil Rights Act;
•State wage payment statutes;
•State wage and hour statutes;
•State employment statutes;
•Any statutes regarding the making and enforcing of contracts;
•Any whistleblower statute; and
•All similar provisions under all other federal, state and local laws.
C.    Without limiting the generality of this Release, Employee further acknowledges and agrees that this Release is intended to bar all equitable claims and all common law claims, including without limitation claims of or for:
•Breach of an express or an implied contract;
•Breach of the covenant of good faith and fair dealing;

•	Unpaid wages, salary, commissions, vacation or other employee benefits;
•Unjust enrichment;
•Negligent or intentional interference with contractual relations;
•Negligent or intentional interference with prospective economic relations;
•Estoppel;
•Fraud;
•Negligence;

•Negligent or intentional misrepresentation;
•Personal injury;
•Slander;
•Libel;
•Defamation;
•False light;
•Injurious falsehood;
•Invasion of privacy;
•Wrongful discharge;
•Failure to hire;
•Retaliatory discharge;
•Constructive discharge;
•Negligent or intentional infliction of emotional distress;
•Negligent hiring, supervision or retention;
•Loss of consortium; and
•Any claims that may relate to drug and/or alcohol testing.
D.    Employee further understands, acknowledges and agrees that this Release is a general release, and that Employee further waives and assumes the risk of any and all claims which exist as of this date, including those of which Employee does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect Employee’s decision to sign this Release.
E.    Employee further understands, acknowledges and agrees that this Release waives any right Employee has to recover damages in any lawsuit brought by Employee as well as in any lawsuit brought on his behalf by any other person or entity, including without limitation by the United States Equal Employment Opportunity Commission (EEOC) or any similar state agency. Employee is not, however, waiving the right to file a charge with the EEOC or any similar state agency.
F.    This Release shall not be interpreted to release or require the release of the Company or the Released Parties from any:

•	Claims for Payments or Benefits under the Severance Agreement; or

•	Claims for benefits under any pension plan of the Company; or

•	Claims arising out of acts or practices which occur after the execution of this Release.
III.    REPRESENTATION OF UNDERSTANDING OF RELEASE
Employee acknowledges that Employee has had the opportunity to consult an attorney of Employee’s own choosing before entering into this Release. Employee represents and warrants that Employee has read all of the terms of this Release; and that Employee fully understands and voluntarily accepts these terms. Employee further acknowledges and agrees that Employee has been given a reasonable period of time within which to consider this Release.
IV.    RELEASE OF FEDERAL AGE DISCRIMINATION CLAIMS
Employee understands and agrees that a waiver of claims under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, (29 U.S.C. § 621, et seq.) (the “ADEA”) is not effective unless it is “knowing and voluntary,” and that the ADEA imposes certain minimum requirements for a waiver to be knowing and voluntary. Employee acknowledges and agrees that Employee is knowingly and voluntarily giving up any rights or claims for relief Employee may have under the ADEA regarding the Company’s conduct or the conduct of any Released Parties. However, Employee acknowledges and agrees that Employee is not giving up the right to challenge the validity of this Release under the ADEA.

V.	TIME TO CONSIDER AND CANCEL RELEASE; EFFECTIVE DATE
A.    Employee acknowledges and agrees that he has been given a period of at least twenty-one (21) calendar days from the receipt of this Release to decide whether to sign it and is advised to consult with an attorney before doing so. Employee is not to sign this Release unless Employee understands its provisions and is doing so voluntarily.
B.    This Release shall be signed and notarized no earlier than the calendar day following the Termination Date, but no later than five (5) calendar days following the Termination Date. Further, this Release shall be delivered to (or postmarked for delivery to) James R. Michaud, Executive Vice President of Human Resources and Chief Human Resources Officer, Cliffs Natural Resources Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114, no later than five (5) calendar days after the Termination Date.
C.    After Employee has signed this Release, Employee has seven (7) calendar days to change his mind and notify the Company in writing that Employee has canceled this Release. If Employee so cancels this Release, this Release will be null and void, and will have no force or effect. Written notice of a cancellation of this Release must actually be received by the Company at the following address and must be postmarked within the time frame described above in order to be effective: James R. Michaud, Executive Vice President Human Resources and Chief Human Resources Officer, Cliffs Natural Resources Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114.
D.    If Employee (1) signs, notarizes and delivers this Release within the time frames and in accordance with the provisions of Section V.B; and (2) does not cancel or revoke the Release within the time frames and in accordance with the provisions of Section V.C, this Release shall become effective on the eighth calendar day after Employee signed it (the “Effective Date”).
E.    Employee understands that if he revokes this Release, it shall not be effective or enforceable and Employee will not receive any Payments or Benefits.
VI.    RESIGNATION AND RE-EMPLOYMENT
A.    Employee represents that he has irrevocably resigned from any and all corporate offices with Cliffs Natural Resources Inc. or any of the Released Parties which he held in his capacity as an employee of the Company including without limitation positions as an officer, director, member, manager, agent, or partner of any such entities. Employee further agrees to execute any documents required to effectuate such resignations as may be requested by the Company at any time.
B.    Employee hereby forever gives up, waives and releases any right to be hired, employed, recalled or reinstated by the Company or any affiliate of the Company.
VII.    RETURN OF COMPANY PROPERTY
A.    Employee agrees to return to the Company all originals and copies of the Company’s property, documents and information in Employee’s possession, regardless of the form on which such information has been maintained or stored, including without limitation, computer disks, tapes or other forms of electronic storage, Company credit cards (including telephone credit cards), tools, equipment, keys, identification, software, computer access codes, disks and instructional manuals, and all other property prepared by, or for, or belonging to the Company. Employee further agrees that he will not retain any documents or other property belonging to Company.
B.    By signing this Release, Employee affirms that Employee either (1) has no Company property remaining in his possession or control or, (2) if Employee does have any such property in his possession or control, Employee has provided the Company a list of such property, the reason why Employee has been unable to return it to the Company, and the date by which Employee intends to return such property to the Company.

VIII.    SEVERABILITY
In the event that any provision(s) of this Release is found to be unenforceable for any reason whatsoever, the unenforceable provision shall be considered to be severable, and the remainder of this Release shall continue in full force and effect.
IX.    BINDING EFFECT
This Release shall be binding upon and operate to the benefit of Employee, the Company, the Released Parties, and their successors and assigns.
X.    WAIVER
No waiver of any of the terms of this Release shall constitute a waiver of any other terms, whether or not similar, nor shall any waiver be a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. The Company or Employee may waive any provision of this Release intended for its/his/her benefit, but such waiver shall in no way excuse the other from the performance of any of its/his/her other obligations under this Release.
XI.    GOVERNING LAW
This Release shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the principles of conflicts of law, except to the extent those laws are preempted by federal law.

XII.    SUBSEQUENT MODIFICATIONS
The terms of this Release may be altered or amended, in whole or in part, only upon the signed written agreement of all Parties to this Release. No oral agreement may modify any term of this Release.
XIII.    ENTIRE AGREEMENT
The Severance Agreement and this Release constitute the entire agreement of the Parties with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous agreements, promises, representations, negotiations, and understandings of the Parties, whether written or oral. There are no agreements of any nature whatsoever among the parties except as expressly stated in this Release and the Severance Agreement.
XIV.    ATTORNEYS’ FEES AND COSTS
This Section XIV shall not apply to any litigation arising out of a challenge to the validity of the Release under the ADEA, or any litigation in which the validity of the Release under the ADEA is an issue. In the event of litigation arising out of any other alleged breach of this Release, the prevailing party shall be entitled to an award of its reasonable attorneys’ fees and costs.

Date: 11/8/2013			/s/ David B. Blake
David B. Blake

STATE OF OHIO	)
	)	ss.
COUNTY OF CUYAHOGA	)

On this 8 day of November, 2013, before me personally appeared David B. Blake, to me known to be the person described in and who executed the Severance Agreement and acknowledged that he executed the same as his free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

/s/ Jody C. Hunter
Notary Public

My Commission Expires:	April 28, 2018